PRINCIPAL INVESTORS FUND, INC. ("Fund")

                (previously Principal Special Markets Fund, Inc.)

                                 680 8th Street
                           Des Moines, Iowa 50392-0200


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


         This is the agenda for the Fund's shareholder meeting. It identifies the matter to be voted on and the time and place of the meeting.

To the shareholders of the Fund:

         A special meeting of shareholders will be held on October 23, 2000 at 680 8th Street, Des Moines, Iowa 50392-0200 at 10:00 a.m., C.S.T., to consider the following: Election of Board of Directors.


YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL.


         Shareholders of record as of the close of business on September 29, 2000 are entitled to vote at the meeting and any related follow-up meetings.



                                        By Order of the Board of Directors

                                        /s/ A. S. Filean

                                        Arthur S. Filean, Senior Vice President
                                        and Secretary



Des Moines, Iowa
October 4, 2000


                     Principal Investors Fund, Inc. ("Fund")
                (previously Principal Special Markets Fund, Inc.)


                              INFORMATION STATEMENT

         As a shareholder of the Fund, you are invited to attend a special meeting of shareholders. The Fund will hold a meeting on October 23, 2000, at 10:00 a.m. C.S.T. at 680 8th Street, Des Moines, Iowa 50392-0200. At the meeting, shareholders will vote on the proposal described below.

         The Notice of Special Meeting and Information Statement was sent to shareholders on October 4, 2000.

         You may vote by attending the Special Meeting of Shareholders and casting your vote.

         The sponsor of the Fund is Principal Life Insurance Company ("Principal Life"), the investment adviser is Principal Management Corporation (the "Manager") and the principal underwriter is Princor Financial Services Corporation ("Princor"). Principal Life, an insurance company organized in 1879 under the laws of the state of Iowa, the Manager and Princor are indirect, wholly-owned subsidiaries of Principal Mutual Holding Company. Their address is the Principal Financial Group, Des Moines, Iowa 50392-0200.

                                  THE PROPOSAL


                        Election of Board of Directors.


                               VOTING INFORMATION


     Voting procedures. We are furnishing this Information Statement to you in connection with the Special Meeting of Shareholders on behalf of the Board of Directors.

     Voting rights. Only shareholders of record at the close of business on September 29, 2000 (the "Record Date") are entitled to vote. You are entitled to one vote on the proposal submitted to the shareholders of the Fund for each share of the Fund which you hold.

     Quorum requirements. A quorum must be present at the meeting for the transaction of business. The presence in person of one-third of the shares of the Fund outstanding at the close of business on the Record Date constitutes a quorum for the meeting of the Fund. Abstentions are counted toward a quorum but do not represent votes cast for any issue.

     If a quorum is not present at the meeting of the Fund, the persons in attendance at the meeting may agree to one or more adjournments of the meeting to permit greater attendance. Any adjournment will require the affirmative vote of a majority of the shares cast in person at the meeting.

     Expenses of the meetings. The Fund will pay the expenses of its meeting. The Fund will also reimburse brokers and other nominees for their reasonable expenses in communicating with shareholders for whom they hold shares of the Fund.

     Shareholder proposals. If you would like to include a proposal on the agenda at the shareholders meeting, you should send the proposal to the Principal Mutual Funds at the Principal Financial Group, Des Moines, Iowa 50392-0200. To consider your proposal for presentation at the shareholders meeting, we must receive it a reasonable time before the meeting. Timely submission of a proposal does not necessarily mean that such proposal will be included.

     Fund reports. You may obtain a copy of the Fund's most recent annual and semiannual reports without charge. Send your request to the Principal Mutual Funds at the Principal Financial Group, Des Moines, Iowa 50392-0200 or call 1-800-451-5447.

                                    PROPOSAL


                       ELECTION OF THE BOARD OF DIRECTORS


     The Board of Directors has set the number of Directors at eight (8). Each Director will serve until the next meeting of shareholders or until a successor is elected and qualified.

     The affirmative vote of the holders of a plurality of the shares voted at the meeting of the Fund is required for the election of a director for the Fund.

     Each nominee has agreed to serve if elected. The Board has no reason to believe that any of the nominees will become unavailable for election as a Director. In the event that a nominee is unable to serve, an alternative nominee will be presented by the Board of Directors at the shareholders meeting.

     The Fund Audit Committee members are identified below. The committee reviews activities of the Fund and reports filed with the Securities and Exchange Commission ("SEC") and then takes appropriate action. It meets with the independent auditors to discuss results of the audits and reports to the full Board of the Fund.

     During the last fiscal year of the Fund, its Board of Directors held four meetings and its Audit and Nominating Committee held one meeting. The Directors of the Fund attended 100% of the meetings of the Board and of the committees of which they were members.

     All Directors hold similar positions with 25 funds sponsored by Principal Life.

             Nominees for Director
               Name/Age/Position                                                                    Director
                 with the Fund                          Principal Occupation                          Since


         *    John E. Aschenbrenner              Executive Vice President, Principal Life             ____
              (51) Nominee                       Insurance Company, since 2000;
                                                 Senior Vice President, 1996-1999.

         @    James D. Davis                     Attorney. Vice President,                            1993
              (66) Director                      Deere and Company, Retired.

         *&    Ralph C. Eucher                   Vice President, Principal Life                       1999
              (48) Director and                  Insurance Company, Director and
              President                          President, Principal Management
                                                 Corporation and Princor Financial
                                                 Services Corporation since 1999.

         @    Pamela A. Ferguson                 Professor of Mathematics, Grinnell                   1993
              (57) Director                      College, since 1998. Prior thereto,
                                                 President, Grinnell College.

              Richard W. Gilbert                 President, Gilbert Communications, Inc.,
              (60) Nominee                       since 1993. Prior thereto, President and
                                                 Publisher, Pioneer Press.

         *&   J. Barry Griswell                  President and CEO, Principal Life Insurance          1993
              (51) Director and                  Company, since 2000; President 1998-2000;
              Chairman of the Board              Executive Vice President, 1996-1998;
                                                 Senior Vice President, 1991-1996. Director and
                                                 Chairman of the Board, Principal
                                                 Management Corporation and Princor
                                                 Financial Services Corporation.

         @    William C. Kimball                 Chairman and CEO, Medicap Pharmacies,                ____
              (52) Nominee                       Inc. since 1998; President and CEO,
                                                 1983-1998.

         &    Barbara A. Lukavsky                President and CEO, Barbican Enterprises,             1993
              (60) Director                      Inc., since 1997; President and CEO,
                                                 Lu San ELITE USA, L.C., 1985-1998.

* Considered to be "Interested Persons" as defined in the 1940 Act because of current affiliation with the Manager or Principal Life.

@    Member of Audit Committee

& Member of Executive Committee (which is selected by the Board and which may exercise all the powers of the Board, with certain exceptions, when the Board is not in session. The Committee must report its actions to the Board.)

     The following table provides information regarding the compensation received by all directors of the Fund and by all directors and nominees from the Fund Complex during the fiscal year ended December 31, 1999. On that date, there were 20 funds in the Fund Complex. None of the Funds provide retirement benefits to any of the directors.

                                                                                   Director

                                                 James D.          Pamela A.        Richard W.       William C.       Barbara A.
                                                   Davis           Ferguson          Gilbert           Kimball         Lukavsky

         Principal Investors Fund, Inc.            $2,400            $2,400            N/A               N/A             $2,400

         Fund Complex                             $55,050           $50,850          $50,100           $19,500          $50,250


                 The Board of Directors recommends that you vote
                            to approve the proposal.